UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 18, 2008

Landry's Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-22150	76-0405386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1510 West Loop South, Houston, Texas		77027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-850-1010

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On October 18, 2008, Landry's Restaurants, Inc., a Delaware corporation ("Landry's" or the "Company"), entered into a First Amendment to Agreement and Plan of Merger (the "First Amendment") with Fertitta Holdings, Inc., a Delaware corporation ("Parent") and Fertitta Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub") and for certain limited purposes, Tilman J. Fertitta ("Mr. Fertitta"). Pursuant to the terms of the First Amendment, the Agreement and Plan of Merger ("Merger Agreement") between the foregoing parties was amended whereby each outstanding share of common stock of the Company (the "Common Stock"), other than shares owned by the Company, Parent, Merger Sub or any other subsidiary of Parent and stockholders who perfected appraisal rights under applicable law, will be cancelled and converted into the right to receive $13.50 in cash, without interest.

The Company's Board of Directors, acting upon the unanimous recommendation of a special committee comprised entirely of independent directors (the "Special Committee"), which had reviewed an opinion from Cowen and Company that the amended transaction is fair to the Company's stockholders, other than Mr. Fertitta, from a financial point of view, has concluded that the First Amendment is fair, advisable and in the best interests of the Company's stockholders and has approved the First Amendment and has recommended that the Company's stockholders vote in favor of the Merger Agreement as amended by the First Amendment.

As a result of substantial damage and other effects suffered by Landry’s and its subsidiaries as a result of Hurricane Ike, Jefferies & Company, Inc. indicated that absent a change to the debt financing commitment issued by Jefferies Funding LLC, Jefferies & Company, Inc., Jefferies Finance, LLC and Wells Fargo Foothill, LLC (the "Lenders'") to Parent in connection with the Merger Agreement, the Lenders' believed that Parent may be unable to satisfy the conditions precedent under the Lenders' debt financing commitment. Parent believed that the Lenders' were prepared to assert that a material adverse effect had occurred and therefore would not be obligated to provide the financing necessary for the consummation of the Merger, in which event Parent could terminate its obligations under the Merger Agreement. As part of a compromise that was reached among Landry's, Parent and the Lenders', the Lenders' agreed under their amended debt financing commitment, and Parent agreed under the First Amendment, that they would waive any claim that a material adverse effect had occurred as a result of the occurrence of any event known to them through the date of execution of the amended debt financing commitment and the First Amendment, respectively. Additionally, the Lenders' agreed under the amended debt financing commitment to provide Mr. Fertitta with $500 million in debt financing for the Merger and to provide the Company with an alternative financing commitment in the event the Merger is not consummated and certain other conditions are satisfied. The alternative financing would be sufficient to repay the Company's existing indebtedness which is subject to acceleration and redemption starting in December of this year.

The First Amendment contains provisions pursuant to which the Special Committee with the assistance of its independent advisors, will actively solicit superior acquisition proposals for 30 days after the date of the First Amendment and thereafter may receive unsolicited proposals. The First Amendment maintained the $3.4 million termination fees payable under the Merger Agreement as a result of specified terminations during the go-shop period and reduced the post go-shop termination fees from $24 million to $15 million. Finally, the First Amendment provides that if the Merger Agreement is terminated so that the Company may pursue a competing acquisition proposal, then the Special Committee may vote all shares of Common Stock acquired by Mr. Fertitta after June 16, 2008 in favor of such competing acquisition proposal at the stockholders meeting called for the purpose of considering such competing acquisition proposal.

Mr. Fertitta has committed to provide equity financing which, in addition to the amended debt financing commitment for the transaction contemplated by the Merger Agreement, as amended by the First Amendment, will be used by Parent to pay the aggregate merger consideration and related fees and expenses of the transaction. Consummation of the Merger is subject to shareholder vote and other customary closing conditions and performance criteria, including (i) no material adverse effects on the results or operations of the Company prior to closing, although all known events through the date of execution of the amended debt financing commitment and First Amendment cannot be considered for purposes of determining whether a material adverse effect has occurred and (ii) the Company achieving certain levels of EBITDA during certain pre-closing periods and having no greater than a certain amount of leverage as of the closing.

The foregoing summary of the First Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Amendment which is attached as Exhibit 2.1 and incorporated herein by reference.

The First Amendment has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any factual information about the Company. The representations, warranties, and covenants contained in the First Amendment were made only for purposes of that agreement and as of specific dates set forth therein, were solely for the benefit of the parties to the Merger Agreement and the First Amendment and may be subject to limitations agreed upon by the contracting parties. Investors are not third-party beneficiaries under the Merger Agreement or the First Amendment and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, or Merger Sub or any of their respective subsidiaries or affiliates. Moreover information concerning the subject matter of the representations and warranties may change after the date of the First Amendment, which subsequent information may or may not be fully reflected in the Company's public disclosures.

Information about the Previously Announced Merger and Where to Find It

In connection with the proposed Merger, the Company has filed a preliminary proxy statement and related materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES THERETO. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission’s website at http://www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to Landry’s Restaurants, Inc., Investor Relations, 1510 West Loop South, Houston, TX 77027, telephone: (713) 850-1010 or on the Company’s website at http://www.landrysrestaurants.com.

The Company and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of the Company’s participants in the solicitation will be included in the definitive proxy statement relating to the proposed Merger when it becomes available.

Item 7.01 Regulation FD Disclosure.

On October 18, 2008, the Company issued a press release announcing that it had entered into a First Amendment to Agreement and Plan of Merger. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by this reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1 First Amendment to Agreement and Plan of Merger, dated October 18, 2008, by and among Landry's Restaurans, Inc., Fertitta Holdings, Inc., Fertitta Acquisition Co. and Tilman J. Fertitta for certain limited purposes.

99.1 Press Release dated October 18, 2008

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Landry's Restaurants, Inc.

October 20, 2008	By:	Steven L. Scheinthal

Name: Steven L. Scheinthal
Title: Executive Vice President and General Counsel

Top of the Form

Exhibit Index

Exhibit No.	Description

2.1	First Amendment
99.1	Press Release dated October 18, 2008